UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2010

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, Dr. Ruedi Waeger elected not to stand for re-election and resigned from the Board of Directors effective May 12, 2010.

(e) On May 12, 2010, at Alexion’s Annual Meeting of Stockholders, Alexion’s stockholders approved an amendment to the Amended and Restated 2004 Incentive Plan, or the 2004 Plan. A description of the material terms of the 2004 Plan was included in Alexion’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2010. The 2004 Plan approved by stockholders is attached hereto as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Alexion held its Annual Meeting of Stockholders on May 12, 2010 in New Haven, Connecticut. The results of the matters voted on by the stockholders are set forth below.

1.	The stockholders voted to elect the following directors by the votes indicated:

	For	Against or Withheld	Abstain
Leonard Bell	74,848,709	2,110,755	—
Max Link	70,128,591	6,830,873	—
William R. Keller	76,759,540	199,924	—
Joseph A. Madri	74,767,882	2,191,582	—
Larry L. Mathis	76,828,611	130,853	—
R. Douglas Norby	74,818,425	2,141,039	—
Alvin S. Parven	74,744,975	2,214,489	—
Andreas Rummelt	76,855,918	103,546	—

2.	The stockholders voted to approve the amendment to Alexion’s Amended and Restated 2004 Incentive Plan, including to increase the number of shares of common stock available for issuance by 3 million shares (subject to adjustment in the event of stock splits and other similar events) by the following votes:

For	Against	Abstain

64,752,024	12,200,559	6,881

3.	The stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as Alexion’s independent registered public accounting firm, by the following votes:

For	Against	Abstain

78,339,112	2,503,408	4,975

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Alexion Pharmaceuticals, Inc. Amended and Restated 2004 Incentive Plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: May 14, 2010	By:	/s/ Thomas I.H. Dubin
		Name:	Thomas I. H. Dubin
		Title:	Senior Vice President and Chief Legal Officer